EXHIBIT 99.1

November 18, 2010

TO:	Member Institutions in Illinois and Wisconsin
RE:	Results of 2010 Election of Federal Home Loan Bank of Chicago Member Directors

     The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2010 election of Federal Home Loan Bank member directors for member institutions in Illinois and Wisconsin. The member directors’ terms will begin on January 1, 2011.

Illinois – Two Member Directors

Number of Members Eligible to Vote		519
Number of Members Casting Votes		247
Total Eligible Votes for Each Directorship		3,544,588

		Votes
		Received

Lehmann, Roger L.	The Harvard State Bank	1,127,131
President, CEO & Chairman	Harvard, IL
Term Expires: December 31, 2014
Four year term)

Steelman, Michael G.	Farmers & Merchants State Bank	1,268,590
Chairman & CEO	of Bushnell
Term Expires: December 31, 2014	Bushnell, IL
(Four year term)

Wisconsin – One Member Director

Number of Members Eligible to Votes		271
Total Eligible Votes for Each Directorship		2,117,420

Sennholz, William W.	Forward Financial Bank	Declared Elected
President & CEO	(f/k/a Marshfield Savings
Term Expires: December 31, 2014	Bank)
(Four year term)	Marshfield, Wisconsin

     Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Peter E. Gutzmer Peter E. Gutzmer Executive Vice President, General Counsel & Corporate Secretary

	FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2010 ELECTION OF FEDERAL
	HOME LOAN BANK OF CHICAGO
	MEMBER DIRECTORS

		ILLINOIS

NAME	VOTES	DOCKET #	INSTITUTION	CITY

*Lehmann, Roger L.	1,127,131	14315	The Harvard State Bank	Harvard
Monte, Todd G.	201,004	17624	Lakeside Bank	Chicago
*Steelman, Michael G.	1,268,590	13394	Farmers & Merchants	Bushnell
			State Bank of Bushnell

Total Number of Votes Cast	2,596,725

WISCONSIN

NAME	VOTES	DOCKET #	INSTITUTION	CITY

*Sennholz, William W.	Declared Elected	01781	Forward Financial Bank	Marshfield
			(f/k/a Marshfield Savings
			Bank)

* Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago as a Member Director